EXHIBIT 23.1
              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-35465) and in the Registration Statements on
Form S-8 (Registration Nos. 33-87844, 33-88982, 33-88984 and 33-63429) of Apollo
Group, Inc. of our report dated October 13, 1997 appearing in this Form 10-K.




PRICE WATERHOUSE LLP
Phoenix, Arizona
October 22, 1997